Exhibit 10.18


                    WEB SITE DESIGN AND CONSULTING AGREEMENT

         Agreement, effective as of November 5, 1999, by and between TADEO E-COMMERCE CORP, a Delaware corporation having an address at 5 Hanover Square, New York, NY 10004 ("DEVELOPER") and Med-Emerg International, Inc., a Canadian corporation having an address at 2550 Argentia Road, Suite 205, Mississauga, Ontario, Canada L5N 5R1 ("CLIENT"), regarding Client's interest in securing the services of Developer to design, develop, test, implement, launch and service a World Wide Web Site which will be owned by Client and to provide various additional consulting and other services after the site is successfully launched (the "PROJECT").

         The parties hereby agree as follows:

1. THE SITE. Client is planning to launch a new World Wide Web Site and portal tentatively entitled ["HealthyConnect.com"] in conjunction and with the cooperation of Developer (with the hosting company hosting the World Wide Web Site being identified herein as the "COLLABORATOR") and which will be devoted, at least initially, to issues related to the medical industry, and the Client's products and services and other materials and services distributed, or otherwise provided, by the Client (the "SITE"). The Site, as presently contemplated, will consist of the initial components set forth in EXHIBIT A (the "SITE COMPONENTS"). The Site Components, as well as the contents therein and all aspects whatsoever of the Site, may change as the Site is designed and developed, and, thereafter from time to time as specified by Client (subject to Developer's right to terminate this Agreement under Paragraph 9.1). All aspects of the Site shall be subject to Client's approval, in its reasonable discretion. Client shall be solely responsible for the editorial content of the Site.

2. DEVELOPER'S SERVICES. Developer confirms that it is experienced in the custom design, development, launch and delivery of Web sites and agrees to provide the following services for the Site:

         a) THE SITE DESIGN. During Phase I of the Project, the Developer shall design and commence development of the overall Site structure and programming.

         b) THE SITE LAUNCH. During Phase II of the Project, the Developer shall develop, test, implement and launch the overall Site and shall develop the Site components both for the initial version of the Site to be launched (the "LAUNCH MODULE") and so as to accommodate Additional Modules (see Paragraph 2(c) below). During Phase II of the Project Developer shall deliver, to Client's reasonable satisfaction, all materials, information, software, source


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code, documentation, guides, manuals and similar material as are necessary for
Client to maintain, update, edit, modify, terminate, redesign and otherwise operate and service the Site. Developer shall be responsible for the design, structure and implementation of all aspects of the Site to Client's reasonable satisfaction (other than the gathering and delivery to Developer of editorial content therefor, which shall be the responsibility of Client).

         The specifications/requirements for Developer's services in Phase II (the "SPECIFICATIONS") shall be as mutually agreed to by Developer and Client, and such Specifications shall be included in EXHIBIT A prior to the commencement of Phase II work by Developer.

         As part of Developer's services required hereunder, but not in limitation thereof, Developer shall generally:

         (i) work and confer with Client throughout the design process to ascertain both Client and Collaborator's design needs and requirements for the Site;

         (ii) design the look, operation, and programming of the Site, including, without limitation, the functional specifications, user interface and user interface specifications, technical design specifications, search and retrieval software and graphic elements of the Site design (such as layout, typeface, illustrations and photographs), both to accommodate Client's current needs and so as to accommodate modifications and additions thereto as the Site expands and changes;

         (iii) develop and deliver necessary HTML programming;

         (iv) incorporate Client Content (as hereinafter defined in Paragraph 3.1) for the launch;

         (v) transfer Site files to Client's server;

         (vi) fully test (and correct where needed) the Site and all Site Components and aspects (conduct a soft launch - a Beta test in the staging area) to Client's reasonable satisfaction and as described in EXHIBIT A;

         (vii) launch the Site; and

         (viii) provide Client with all technical and design documents as well as a troubleshooting guide needed to ensure that Client can with ease maintain, update, modify, edit, cancel and otherwise operate the Site.


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The fees for Developer's services with respect to Phase I and Phase II are as set forth on EXHIBIT B.

         c) ADDITIONAL MODULES. At Client's request from time to time during the Development Term (as defined in Paragraph 5), as Phase III of the Project, and if the additional terms and conditions of such activities can be agreed to between Client and Developer, Developer agrees, if requested, to design, develop, implement, test and launch additional components ("ADDITIONAL MODULES"). Additional Modules may update and expand the entire Site, but also may include new material for the original Launch Module.

         d) DELIVERY. Developer agrees to submit to Client for its approval all of the Phase I Deliverables and all of the Phase II Deliverables to be requested in accordance with the conditions of Paragraph 2(b) above and to be set forth on EXHIBIT A (collectively, the "DELIVERABLES," and each separate item a "DELIVERABLE"). Upon receipt, Client shall promptly review the Deliverables. Client shall give Developer prompt written notice if Client reasonably determines that such Deliverables do not materially conform with the Specifications as set forth in Exhibit A, and such notice shall in detail set forth the deficiencies found in such Deliverables by Client. Developer shall, at no cost to Client, promptly correct any such deficiencies. Upon completion of the corrective action by Developer, Client will reconsider acceptance of the Deliverable. If the Deliverable still does not meet the requirements and Specifications as set forth on Exhibit A, to the reasonable satisfaction of the Client, within thirty (30) days of Client 's notice of disapproval, Client may:
(i) terminate this Agreement in accordance with Paragraph 9; or (ii) require Developer to continue to attempt to correct the deficiencies, reserving the right to terminate in accordance with Paragraph 9. It is understood that Client also may be obligated to obtain the approval of Collaborator.

         e) ONGOING CONSULTATION. Developer agrees to consult, strategize and coordinate with Client and, if requested by Client, with Collaborator, throughout the provision of Developer's services hereunder to ensure Client's reasonable satisfaction with and reasonable approval of each aspect of the Site.

         f) MAINTENANCE, AND ONGOING SERVICE.

         (i) If requested by Client, Developer agrees to provide, at its sole cost and expense, all maintenance required to correct defects, bugs, viruses, design flaws and similar inherent problems in the Site, during the Development Term and for a period of one year thereafter (the "MAINTENANCE TERM"); PROVIDED, that the Developer is not obligated to provide additional maintenance services requested by Client during periods beyond

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the Maintenance Term, without its specific written approval, which approval may be withheld in Developer's full discretion; and further PROVIDED, that the Developer shall at no time be obligated to provide such maintenance services in the event that such services are required due to Client's modification or editing of the Site without Developer's written approval thereof, Client's destruction of the Site, or Client's license of the Site for use and/or operation by any other person without Developer's prior written consent.

         (ii) In addition, but only during the Development Term, Developer agrees to provide other design, maintenance and other services requested by Client at fees and on a time schedule to be mutually agreed to by Client and Developer; PROVIDED, that Developer shall have the ability to reject such requests based upon Developer's reasonable determination of Client's inability to pay in a timely manner for such services.

3. CLIENT-PROVIDED CONTENT.

         3.1. Client shall be responsible for obtaining all licenses, sublicenses, assignments, permissions, waivers or other rights or clearances necessary for Developer 's incorporation of any content provided by Client ("CLIENT CONTENT") into the Deliverables. Client shall deliver one (1) copy of each item of Client Content to be provided by Client to be incorporated into a Deliverable. Client shall provide to Developer as part of that copy all credits and/or attributions, which are to be mutually agreed upon, with each party acting reasonably, to be included in the Deliverable. Developer shall use each item of Client Content provided by Client only in conjunction with the Deliverable for which it was provided.

         3.2. In the event that Client does not obtain the licenses, sublicenses, assignments, permits, waivers or other rights or clearances necessary to use particular materials as Client Content in a Deliverable, Developer shall not be obligated to incorporate such materials into the Deliverable.

4. RIGHTS IN DELIVERABLE.

         4.1. Developer acknowledges that Client shall retain all title to and all rights in any intellectual property provided by Client to Developer under this Agreement.

         4.2. The original content component of the Deliverables produced by Developer shall be considered to be works made for hire for all purposes, including for purposes of interpretation under the U.S. Copyright Law, 17 U.S.C. ss.101 ET SEQ. To the extent that such Deliverables are not construed to be works made for hire, Developer shall, and hereby does, perpetually, and without further consideration, assign all right, title and interest to such

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Deliverables to Client. All right, title and interest in the original content component of the Deliverables produced by Developer, including any copyright or other proprietary right in the Deliverables, shall be the sole property of Client. Notwithstanding the foregoing, except as provided in Section 4.3, nothing herein should be construed to vest ownership in Client of any right, title or interest to any computer software component ("SOFTWARE") of a Deliverable under this Agreement.

         4.3. Developer, or any third party from which Developer licenses any Software, shall retain all right, title and interest to such Software. Developer hereby grants, which Developer represents it has full right, power and authority to grant, to Client an unassignable (whether or not by operation of law), perpetual, worldwide, royalty-free license, or sublicense, to duplicate, exhibit, perform, transmit, broadcast, distribute, maintain and modify Software in connection with substantially all of the content component of the Deliverables provided by Developer to Client for use in connection with the Site.

         4.4. Developer agrees to execute and deliver any documents and take all such other actions as may be necessary or desirable in order to carry into effect the provisions of this Paragraph 4, including, without limitation, the execution of assignments, copyright registrations and patent applications.

5. TERM. The term of this Agreement during which period Developer shall be obligated to provide to Client the services described in Paragraph 2 shall extend for a period of six (6) months from the date of this Agreement (the "DEVELOPMENT TERM"). The parties may extend the Development Term of this Agreement by mutual written agreement.

6. CLIENT'S SERVICES AND DELIVERABLES. Client shall be responsible for

         a) obtaining and securing a domain name and address for the Site;

         b) preparing, gathering and/or writing all Client Content (including illustrations, photographs, charts, graphs and similar information and material to accompany the editorial content) to be included in the Site, including all licenses, etc., as referenced in Paragraph 3 of this Agreement;

         c) delivering to Developer fully edited editorial content in a mutually agreed upon digital format;

         d) housing the Site on Client's server; and

         e) coordinating with Collaborator on all aspects of the Site development, design and operation.

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7. TERMINATION.

   7.1.

         a) Client may terminate upon ten (10) days' prior written notice this Agreement in the event (i) Client has rejected any Deliverable in accordance with the provisions of Paragraph 2(d) and Developer has failed to correct the deficiencies during the time period specified therein or (ii) Developer otherwise materially breaches any of its obligations, representations or warranties under this Agreement.

         b) Developer may terminate this Agreement upon ten (10) days' prior written notice in the event that (i) Client fails to pay to Developer when due, after three (3) days' prior notice of such failure to pay, the compensation amounts required to be paid pursuant to Paragraph 9, (ii) Client materially changes the parameters for development of the Site or the Site Components, (iii) Collaborator, other than Developer, unreasonably withholds its approval of Developer's work product under this Agreement, to the extent its approval is necessary to launch the Site (if the initial collaborator is other than Developer) or augment or maintain the Site, or (iv) Client otherwise materially breaches any of its obligations, representations or warranties under this Agreement.

   7.2. Either party may terminate this Agreement, effective immediately upon written notice if: (i) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors or to a receiver or to a trustee in bankruptcy; (ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days; or (iii) the other party is adjudged bankrupt or insolvent. Termination of this Agreement shall not relieve either party of any obligation accrued prior to the termination date.

   7.3. In the event Developer terminates this Agreement other than in accordance with Paragraph 7.1(b) or Client terminates this Agreement in accordance with Paragraph 7.1(a), then Client shall have no obligation to pay any amounts owing under Paragraph 9, except for fees under Paragraph 9 incurred prior to such termination. 7.4. In the event Developer terminates this Agreement in accordance with Paragraph 7.1(b) or Client terminates this Agreement other than in accordance with Paragraph 7.1(a), then Client shall be obligated to pay the amounts owing under Paragraph 9 incurred prior to the date of termination.

   7.5. Termination of this Agreement shall not limit either party from pursuing any remedies available to it for any breach of this Agreement. All

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obligations of either party set forth in Paragraphs 4, 7, 9, 10, 11 and 12 of this Agreement shall survive the termination or expiration of this Agreement.

8. OWNERSHIP. Client shall own the Site and all aspects thereof, except as set forth in Paragraphs 3 and 4. Client shall have the right to modify, edit, destroy, license, exploit or use the Site in any way, without compensation or consultation with Developer, subject to the provisions of Paragraph 2(f).

9. CONSIDERATION. a) In full consideration for all of Developer's services and Deliverables provided hereunder for Phase I and Phase II, Client shall compensate Developer by payment of the related fees and other compensation, including the delivery of shares of Client's common stock having an aggregate market value of $400,000 (the "SHARES") on the date hereof, all as set forth on EXHIBIT B, and in accordance with the provisions of Paragraph 9(b) below.

   b) As a condition to Developer's execution of this Agreement, Developer and Client do hereby agree to enter into (i) that certain Securities Purchase Agreement, between Client and Developer dated as of the date hereof, in the form of that annexed hereto as ANNEX I, with respect to Developer's purchase of the Shares in partial consideration for Developer's services under the terms of this Agreement and (ii) that certain Registration Rights Agreement, between Client and Developer, dated as of the date hereof, in the form of that annexed hereto as ANNEX II, with respect to Client's registration of Developer's distribution of the Shares in partial consideration for Developer's services under the terms of this Agreement.

10. REPRESENTATIONS AND WARRANTIES.

   10.1. Developer represents and warrants to Client that: (i) Developer has the full right, power and authority to enter into and to perform fully this Agreement; (ii) the design of the Site and all design and programming aspects of the Site as delivered by Developer shall be original and shall be owned by Client (except as reserved in Paragraphs 3 and 4) as works for hire or by transfer of all rights, including without limitation the copyright thereto;
(iii) the design of the Site and all design and programming aspects of the Site as delivered by the Developer shall be in conformity with industry standards and with the descriptions and requirements for them as set forth in the Exhibits;
(iv) all Software used in the Site and all Deliverables are Y2K compliant; (v) Developer owns or has the rights to use all trademarks, copyrights, patents, trade secrets and other intellectual property rights used in connection with the design, programming and development of the Site (the "INTELLECTUAL PROPERTY") and neither the use of the Intellectual Property by Developer in the design, programming and development of the Site nor the license granted to

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Client therein infringes, alters or impairs such rights in the Intellectual
Property; (vi) neither the design nor programming of the Site, nor any other material or facet added to the Site by Developer (other than Client Content supplied by Client) contains any libelous material or any material which constitutes an invasion of privacy or publicity, and (vii) the Site as delivered by Developer shall be free of "bugs," viruses, defects or design flaws and the Site has been developed using means to detect and prevent tampering or unauthorized modifications which meet industry standards.

   10.2. Client represents and warrants to Developer that: (i) Client has the full right, power and authority to enter into and to fully perform this Agreement; (ii) to the extent that Client is required to obtain rights, permissions and credit and/or attribution information with respect to the Client Content, Client will do so accurately and completely; and (iii) the Client Content provided by Client will not contain any libelous material or any material which constitutes an invasion of any right of privacy or publicity, or infringes upon any registered trademark, copyright, patent, trade secret or other intellectual property right.

   10.3. No party shall in any circumstances be liable to the other party or any other party for any loss of business or profits, or any other indirect, consequential, incidental, punitive or similar damages arising from the breach of this Agreement, even if it has been advised of the possibility of such damages.

   10.4. THE WARRANTIES STATED HEREIN ARE LIMITED WARRANTIES AND THE ONLY WARRANTIES MADE BY THE PARTIES. THE PARTIES WAIVE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11. INDEMNIFICATION.

   11.1. During the Term of this Agreement and for one (1) year thereafter, Developer shall indemnify and hold Client and its directors, officers, employees and agents harmless from and against any and all claims, demands, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or resulting from Developer 's material breach of Paragraph 10.1 of this Agreement, provided that Client (i) notifies Developer promptly of any written claims or demands against Client,
(ii) gives Developer the opportunity to defend or settle any such claim at Developer 's expense, and (iii) cooperates with Developer, at Developer 's expense, in defending or settling such claim.

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   11.2. During the Development Term of this Agreement and for one (1) year thereafter, Client shall indemnify and hold Developer and its directors, officers, employees and agents harmless from and against any and all claims, demands, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or resulting from Client's material breach of Paragraph 10.2 of this Agreement, provided that Developer (i) notifies Client promptly of any written claims or demands against Developer, (ii) gives Client the opportunity to defend or settle any such claim at Client's expense, and (iii) cooperates with Client, at Client's expense, in defending or settling such claim.

12. CONFIDENTIALITY.

   12.1. Each party shall retain in confidence and shall not, without the prior written consent of the other party (the "DISCLOSING PARTY"), disclose in any manner or use, except under the terms and prior to the termination of this Agreement, any materials disclosed to a party (the "RECEIVING PARTY") by the Disclosing Party and either marked at the time of disclosure as being confidential or identified in writing by the Disclosing Party within thirty (30) days of disclosure to the Receiving Party as being confidential ("CONFIDENTIAL INFORMATION"); PROVIDED, that if the receiving Party is compelled by law (whether through court order or subpoena) to disclose such Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt notice of such compelled disclosure.

   12.2. This Paragraph 12 shall impose no obligation upon the Receiving Party with respect to any Confidential Information: (i) in the public domain at the time received by Receiving Party; (ii) which enters the public domain other than by breach of the Receiving Party's obligations hereunder; (iii) known to the Receiving Party prior to receipt from the Disclosing Party; (iv) received by Receiving Party from a third party if such third party has the right to make such disclosure; or (v) independently developed by the Receiving Party without access to Confidential Information.

   12.3. Upon the Disclosing Party's request or termination of this Agreement, the Receiving Party will, at its election, either promptly deliver to the Disclosing Party or destroy all Confidential Information in every form in the Receiving Party's possession.

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13. GENERAL.

   13.1. The relationship between the parties shall be that of independent contractors. Nothing in this Agreement shall create, or be deemed to imply the creation of, any partnership, joint venture or other relationship. Neither party shall have the authority to incur any obligation, contractual or otherwise, in the name or on behalf of the other party. Each party shall bear its own costs and expenses in connection with performance of this Agreement.

   13.2. This Agreement and any exhibits, appendices and schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous communications. Neither this Agreement nor any exhibits or appendices hereto shall be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the parties by their respective duly authorized representatives.

   13.3. If this Agreement shall be terminated or held by a court of competent jurisdiction to be invalid, illegal or unenforceable as to particular provisions, this Agreement shall remain in full force and effect as to the remaining provisions.

   13.4. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by the duly authorized representative of the party to be charged.

   13.5. All notices that Developer or Client may give to the other pursuant to this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail postage prepaid, return receipt requested, by facsimile (with confirmation back), or by overnight courier service, postage prepaid, to the parties at the addresses provided above or to such other address or as either party shall designate by written notice given in accordance with this Section, with notice being deemed given five days' after being deposited with the United States mail, upon hand delivery, upon receipt of confirmation back that a facsimile was received and one day after deliver to a nationally recognized overnight courier service (if so deposited or delivered as described above).

   13.6. This Agreement shall be binding on Developer and Client and the respective successors and permitted assigns of each party. Except as permitted in this Agreement, no party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the

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express written consent of the other party, which consent may be withheld in either party's sole discretion.

   13.7. This Agreement between Developer and Client is not exclusive and the parties are free to engage in other relationships of a similar nature with other parties.

   13.8. Client hereby grants Developer its permission to (i) disclose to potential customers of Developer that Client is a customer of Developer, and
(ii) duplicate, exhibit, perform, transmit, broadcast and distribute Deliverables to potential customers of Developer for purposes of publicizing Developer's services.

   13.9. This Agreement shall be governed and construed in accordance with the internal substantive laws of the State of New York without regard to its conflicts of laws principles.

   13.10. The section headings contained in this Agreement are for purposes of convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   13.11. Neither party shall be in material breach if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotions, strikes, labor disputes and governmental demands or requirements.

   13.12. This Agreement may be executed in counterparts which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto, each acting with proper authority, have executed this Agreement under seal as of the 5th day of November, 1999.

TADEO E-COMMERCE CORP.                          MED-EMERG INTERNATIONAL, INC.

By:/s/Alexander Kalpaxis                        By:/s/Ramesh Zacharias
   ----------------------------                    -----------------------------








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                                    EXHIBIT B

Phase I      --      Date of Agreement:* $50,000

             --      1st Month Anniversary of Date of Agreement:  $50,000

Phase II     --      3rd, 4th, 5th and 6th Month Anniversaries of Date of
                     Agreement:  $50,000 per month

             -- 320,000 shares of Med-Emerg International, Inc. common stock having a market value of $400,000 on the Date of Agreement, delivered on the 7th Month Anniversary of Date of Agreement.





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* Date of Agreement is November 5, 1999.